Ex-4.1
Form of Common Stock Certificate

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE



NUMBER                                                         SHARES

0574                                                           SPECIMEN


                                      EOSC
                          ELECTRO-OPTICAL SYSTEMS CORP

                   AUTHORIZED COMMON STOCK: 250,000,000 SHARES
                                PAR VALUE: $.0001


THIS CERTIFIES THAT                                  SPECIMEN




IS THE RECORD HOLDER OF                              SPECIMEN



                           Shares of ELECTRO-OPTICAL SYSTEMS CORP. Common Stock
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:            SPECIMEN



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         ASSISTANT SECRETARY                          PRESIDENT

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